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                                                                   EXHIBIT 12(b)


RATIO OF EARNINGS TO FIXED CHARGES
Union Pacific Corporation and Subsidiary Companies
(Unaudited)

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

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                                                                           Six Months Ended June 30,
Millions of Dollars, Except Ratios                                            2002              2001
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
Earnings:
      Net income ................................................         $    526          $    424
      Undistributed equity earnings .............................              (21)              (15)
                                                                          --------          --------
Total earnings ..................................................              505               409
                                                                          --------          --------
Income taxes ....................................................              309               255
                                                                          --------          --------
Fixed charges:
      Interest expense including amortization of debt discount ..              322               359
      Portion of rentals representing an interest factor ........               22                20
                                                                          --------          --------
Total fixed charges .............................................              344               379
                                                                          --------          --------
Earnings available for fixed charges ............................         $  1,158          $  1,043
                                                                          --------          --------
Ratio of earnings to fixed charges ..............................              3.4               2.8
                                                                          --------          --------
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